                                                                   EXHIBIT 10.47
                                                                   [Translation]

                    PATENT AND TECHNOLOGY LICENSE AGREEMENT

This Patent and Technology License Agreement (the "Agreement") is made and entered into as of August 5, 1999 (hereinafter "Effective Date") by and between Hyundai Electronics Industries Co., Ltd., (hereinafter "HEI") and ChipPAC Limited (hereinafter "ChipPAC") based upon mutual trust and good-faith. Each party hereby grants to the other party a license with respect to the intellectual property rights relating to manufacture and sale of contract products (as defined herein) on the conditions set forth in this Agreement.

Article 1.    DEFINITIONS

     1.1 "Intellectual Property Rights" shall mean patents, utility, design and computer program rights related to semiconductor assembly. HEI's Intellectual Property Rights granted to ChipPAC are limited to the intellectual property rights listed in Attachment A hereof and the applications for intellectual property rights made during the period from the base date of the Attachment A hereof to June 30, 1998 by the semiconductor business department.

     1.2 "Third Party Agreement" shall mean patent license agreements that either HEI or ChipPAC executed with third parties.

Article 2.    GRANTS OF LICENSE

     2.1 Subject to Article 4 and upon faithful fulfillment by ChipPAC of the obligations to make the payments to HEI as set forth under Article 3 hereof, HEI grants to ChipPAC a license to assemble semiconductor products on the terms and conditions set forth in this Agreement, using the Intellectual Property Rights of HEI. The license granted by this Agreement shall cover ChipPAC's license for assembly activities only and shall not include the license for other areas of semiconductor manufactured by third parties. ChipPAC's right to grant a sublicense shall be limited only to companies which are subsidiaries of ChipPAC as of the Effective Date.

     2.2 In case HEI has the right to sublicense any third parties' semiconductor assembly related patent rights to ChipPAC in accordance with Third party Agreement executed by HEI, then HEI shall grant ChipPAC such sublicense in accordance with the terms and conditions of the Third Party Agreement, unless this sublicense will cause HEI to incur any additional costs.

     2.3 ChipPAC grants to HEI a license to assemble semiconductor products on the terms and conditions set forth in this Agreement using the Intellectual Property Rights of ChipPAC and/or its subsidiaries. The license granted by this Agreement shall cover HEI's license for semiconductor assembly activities only and shall not include the license for other areas of semiconductor manufactured by third parties.

     2.4 In case ChipPAC has the right to sublicense HEI on any third parties' semiconductor assembly related patent rights according to Third party Agreement executed by ChipPAC, then ChipPAC shall grant HEI such sublicense in accordance with the terms and conditions of the Third Party Agreement, unless this sublicense will cause ChipPAC to incur any additional cost.

Article 3.    PAYMENTS

     3.1 In consideration for the license granted by this Agreement, ChipPAC shall pay HEI [redacted *] in accordance with the following schedule:

     3.1.1    Payment Schedule

         3.1.1    [redacted *] on or before March 1, 2000.

         3.1.2    [redacted *] on or before March 1, 2001.

         3.1.3    [redacted *] on or before March 1, 2002.

         3.1.4    [redacted *] on or before March 1, 2003.

     3.1.2 Value added tax will be paid by ChipPAC as separately agreed upon by both parties.

     3.2 The payments by ChipPAC to HEI shall be made in Korean Won to the bank account that HEI notifies ChipPAC in writing.

     3.3 HEI will be responsible for residents tax and corporation income tax for HEI's income from this Agreement which are imposed by Korean Government on the payments set forth herein above. In case ChipPAC is required to withhold any residents tax and corporation income tax, it will provide HEI with tax certificates in an appropriate manner. ChipPAC shall be responsible for any taxes imposed by the British Virgin Island government on such payments.

Article 4.    TERMS, EXECUTION OF THE AGREEMENT AND TERMINATION

     4.1 This Agreement shall be effective as of the Effective Date until December 31, 2003, unless terminated earlier by Articles 4.2, 4.3 or 6.2 of this Agreement. The term of this Agreement may be extended annually thereafter for the period of one-year per each time upon a ChipPAC's prior written notice to HEI. ChipPAC shall pay HEI a royalty of [redacted *] per annum in consideration for the license to be provided during such extended period.

     4.2 Except as otherwise provided within this Agreement, each party with a material breach of this Agreement will have 30 days to cure its breach upon a written notification from the other party. If the breach is not cured within such period by the breaching party, the other party will have the right to immediately terminate this Agreement by a written notification. In such case, the license granted to the breaching party shall expire upon such termination and the notifying party's license shall continue through the term of this Agreement.

     4.3 HEI will have the right to terminate this Agreement by a written notification in case of one or more of the following.

         4.3.1 The filing by ChipPAC of a petition in bankruptcy or insolvency.

_____________
* Confidential treatment requested.

         4.3.2 The appointment of a receiver for all or substantially all of the properties of ChipPAC.

         4.3.3 The institution of any proceedings for liquidation or winding up of ChipPAC's business or for termination of its corporate charter.

Article 5.    CONFIDENTIALITY

     5.1 All the information that needs to be kept secret and is related to each company's business activities such as information on technology, development, manufacture, purchase, marketing, financial, human resources management, etc., that each party acquired from the other party by executing this Agreement and by complying with this Agreement shall be kept secret during the terms of this Agreement and for 5 years thereafter by each party's responsible management and shall not be make known to third parties by each party without a prior written consent of the other party.

Article 6.    FORCE MAJEURE

     6.1 In case of any failure to perform any obligations hereunder to the extent such failure is caused by war, acts of public enemies, fires, floods, governmental restrictions or actions, changes in the relevant laws and regulations, or any other force majeure, defaulting party shall immediately notify the other party thereof by written notification, and the notifying party will have no obligation to the other party.

     6.2 If the force majeure continues beyond 90 days, the Agreement may be terminated by the non-defaulting party without any further obligations to the other party by a written notification.

Article 7.    WARRANTY AND INDEMNIFICATION

     7.1 Each party shall not be responsible for the other party's infringement of any third parties' rights by using the other party's Intellectual Property Rights.

     7.2 ChipPAC shall immediately notify HEI in writing in any event when ChipPAC becomes aware of occurrence of any third party's infringement of HEI's Intellectual Property Rights with as much details as possible. ChipPAC shall cooperate with HEI so that HEI may take appropriate actions against such infringement(s).

Article 8.    MISCELLENOUS PROVISIONS

     8.1 A Party which do not exercise its rights granted within this Agreement shall not be considered as waiving its rights provided within this Agreement.

     8.2 Should any clause, sentence, or paragraph of this Agreement be declared to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement.

     8.3 HEI shall not be held liable to ChipPAC, even though any intellectual property rights provided in Attachment A hereof are not patentable due to the rejection by the authorities or such intellectual property rights are nullified or reduced in their scope after the review by the authorities.

     8.4 This Agreement or any rights and obligations set forth in this Agreement shall not be assigned to or taken over by any third parties without a prior consent of the other party.

     8.5 Notification regarding this Agreement shall be made by a written notification to the address below unless notified otherwise in advance.

          8.5.1    For HEI:

           8.5.1      For HEI:         Hyundai Electronics Industries Co., Ltd.
                                       Attention:  Senior Manager, Patent
                                       Department
                                       Hyundai Jeon-ja Building
                                       66 Jukseon-dong, Chongro-ku, Seoul
                                       Tel:  (822) 398-4540
                                       Fax:  (822) 398-4533

                      For ChipPAC:     ChipPAC Limited
                                       Craigmuir Chambers
                                       P.O. Box 71
                                       road Town, Tortola
                                       British Virgin Islands
                                       Attention:  Resident Director
                                       Tel:  (284) 494-2233
                                       Fax:  (284) 494-3547

                                       with a copy to:

                                       ChipPAC, Inc.
                                       3151 Cordona Drive
                                       Santa Clara, California 95054
                                       U.S.A.
                                       Attention: President

     8.6 Any disputes between the parties thereto shall be resolved amicably by normal commercial practice. However, if there is no commercial practice, such disputes shall be interpreted in accordance with Korean laws.

     8.7 Any disputes in relation to this Agreement that have not been resolved amicably shall be presented before Seoul District Court for trial.

     8.8 This Agreement shall not be modified unless both parties agree in writing.

Each party will have one fully executed copy of this Agreement as proof and existence of this Agreement.

                HEI:             /s/ CEO Young Hwan Kim
                                 Hyundai Electronics Industries Co., Ltd.
                                 San 136-1, Ami-ri, Bubal-eub, Ichon-si,
                                 Kyoungki-do


                ChipPAC:         /s/ Authorized Signatory
                                 ChipPAC Limited
                                 Craigmuir Chambers
                                 P.O. Box 71
                                 Road Town, Tortola
                                 British Virgin Islands